UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2015

MMA Capital Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55051	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 600, Baltimore, Maryland	21202

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

 On March 18, 2015, the Company issued a press release reflecting its financial results for the quarter and year-to-date ended December 31, 2014. The press release included certain non-GAAP financial information in the form of adjusted balance sheets and adjusted statement of comprehensive income and a reconciliation of these non-GAAP financial statements to the Company’s GAAP financial statements. The purpose of these non-GAAP financial statements and the associated reconciliations is to help investors better understand our financial statements with regard to our retained bond investments as well as the effects of our consolidated funds and ventures. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2015, Ms. Lisa M. Roberts, Chief Financial Officer, announced her intent to retire from the Company effective August 31, 2015. In connection with her departure, Ms. Roberts has agreed to enter into a consulting agreement that will run through March 31, 2016. Pursuant to the consulting agreement Ms. Roberts will continue to assist with our financial reporting and the transition to a new chief financial officer through the filing of the 2015 Annual Report on Form 10-K.

There are no disagreements between the Company and Ms. Roberts.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated March 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

March 18, 2015	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 18, 2015